Carden Capital LLC
Pikeminnow Funding LLC

May 10, 2019

Brad J. Moynes, Chairman
Digatrade Financial Corp.
1500 West Georgia Street, Suite 1300
Vancouver, British Columbia
Canada, V6C 2Z6.

Dear Brad:

We signed an agreement with you concerning your Regulation A offering on February 14, 2019 (the "Agreement").

Under SEC Rule 255, any offer to purchase securities in a Regulation A offering may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.

Please be advised that we are now hereby rescinding the Agreement pursuant to Rule 255.

Please countersign this letter of rescission to acknowledge receipt.

Carden Capital LLC
Pikeminnow Funding LLC

By:______________________________
Gavan Duemke, Managing Partner

By:______________________________
Sean Wright, Managing Partner

And

Digatrade Financial Corp.

By:______________________________
Brad J. Moynes, Chairman

By:______________________________

By:______________________________